Exhibit 32.2

ETHAN ALLEN INTERIORS INC. AND SUBSIDIARIES

SECTION 1350 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Corey Whitely, hereby certify that the September 30, 2015 Quarterly Report on Form 10-Q as filed by Ethan Allen Interiors Inc. (the "Company"), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Corey Whitely	Executive Vice President Administration, Chief Financial Officer and Treasurer
(Corey Whitely)

October 28, 2015